UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA-2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: November 15, 2017

KonaTel, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Former name or address, if changed since last report)

Delaware	001-10171	80-0000245
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13601 Preston Road, # E816

Dallas, Texas 75240

(Address of Principal Executive Offices, Including Zip Code)

(214) 323-8410

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report contains the audited and reviewed financial statements of KonaTel, Inc., a Nevada corporation (“KonaTel Nevada”), which we acquired by merger on December 18, 2017 (the “KonaTel Nevada Merger”), along with an unaudited proforma balance sheet of the combined companies at September 30, 2017, with appropriate adjustments and footnotes.  The audited financial statements of KonaTel Nevada contained herein in Item 9.01 below are for the years ended December 31, 2016, and 2015, and the reviewed financial statements are for the nine (9) month period ended September 30, 2017.  In our 8-KA-1 Current Report dated November 15, 2017, and filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2017, we referenced certain gross revenues, operating and other expenses and net income or net loss of KonaTel Nevada in our second risk factor beginning on page 15 and continuing on to page 16 and titled “We have experienced minimal net income since our inception in October, 2014, and substantial losses, and there is no assurance that we will not continue to experience losses in our business.” The figures reported in that risk factor are hereby amended to coincide with the audited and reviewed financial statements filed herewith, as follows:  We reported gross revenues of approximately $9,740,000 (actual: $9,741,779), cost of revenues of approximately $7,070,000 (actual: $7,070,796), operating expenses of approximately $3,090,000 (actual: $3,148,561) and a net income of approximately $422,000 (actual: a net loss of $502,315) for December 31, 2016; gross revenues of approximately $6,925,000 (actual: $6,927,630), cost of revenues of approximately $4,470,000 (actual: $4,568.083), operating and other expenses of approximately $2,830,000 (actual: $2,827,227) and a net loss of approximately $467,000 (actual: $467,416) for December 31, 2015; and gross revenues of approximately $9,350,000 (actual: $9,347,836), cost of revenues of approximately $7,645,000 (actual: $7.635,917), operating and other expenses of approximately $2,630,000 (actual: $2,925,962) and a net loss of approximately $925,000 (actual: $1,236,616) for the nine (9) month period ended September 30, 2017.  See the financial statements contained in Item 9.01.

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We have based the forward-looking statements contained in this Current Report primarily on our current expectations about future events and trends that we believe may affect our current and proposed business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions and other factors, including those described under the caption “Risk Factors” of Item 1A of our 10-K Annual Report for the fiscal year ended September 30, 2017, which is incorporated herein by reference in Item 9.01 below (the “2017 10-K”).  Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein. Accordingly, we cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and therefore, prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely, and it should be read and considered with other reports or registration statements filed by us with the SEC. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

NAME REFERENCES

Except as otherwise indicated by context, references to the “Company,” “we,” “our,” “us” and words of similar import refer to “KonaTel, Inc.,” a Delaware corporation, formerly named “Dala Petroleum Corp.,” which is the Registrant, and our wholly-owned subsidiary, KonaTel Nevada.

CAUTIONARY STATEMENTS

We have a limited public float of 1,592,286 shares of our outstanding common stock, and there has been no established trading market in our common stock during the past three years. These factors may result in uncertainty and volatility in the trading price of our common stock that may not have any relation to our current or future prospects.  On or about September 29, 2017, our Application for continued quotation of our common stock on the OTC Markets Group OTCQB Tier (respectively, the “OTC Markets” and the “OTCQB Tier”) was not approved because of our limited public float and the high concentration of the ownership in our common stock in one entity, among other potential reasons. With the December 18, 2017, closing of the KonaTel Nevada Merger, the percentage of ownership of our common stock in limited holders has increased, with an aggregate of 25,600,000 shares being beneficially owned by two shareholders of our total outstanding shares of 31,942,286 shares (which takes into account the 4,750,000 shares referenced in Item 3.02 below) or approximately 80% of our outstanding shares.  For additional information about the KonaTel Nevada Merger, see our 8-KA Current Report dated November 15, 2017, which is incorporated herein by reference in Item 9.01 below (the “KonaTel Merger 8-K”).  No further Application can be made by us to the OTC Markets for further consideration of quotations of our common stock on the OCTQB Tier for at least six (6) months from the denial of our Application, or until on or about March 31, 2018.  Our common stock is currently quoted on the OTC Markets OTC Pink Tier (the “OTC Pink Tier”) under the trading symbol “KTEL.”

Item 9.01 Financial Statements and Exhibits.

Item 9.01(a)

Financial statements of businesses acquired.

KONATEL, INC.

December 31, 2016 and 2015

Table of Contents

Financial Statements

MAZARS

INDEPENDENT AUDITORS' REPORT

To the Stockholder of
KonaTel, Inc.

We have audited the accompanying balance sheets of KonaTel, Inc. (the "Company") as of December 31, 2016 and 2015 and the related statements of operations, changes in equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Mazars USA LLP

New York, NY
March 16, 2018

MAZARS USA LLP

135 WEST 50TH STREET – NEW YORK, NEW YORK – 10020
TEL: 212.812.7000 – FAX: 212.375.6888 – WWW.MAZARSUSA.COM

MAZARS USA LLP IS AN INDEPENDENT MEMBER FIRM OF MAZARS GROUP.

Praxity MEMBER
GLOBAL ALLIANCE OF INDEPENDENT FIRMS

KONATEL, INC.

BALANCE SHEETS

		December 31,
	September 30, 2017	2016	2015
	(Unaudited)
Assets

Current Assets
Cash and Cash Equivalents	$61,645	$116,838	$27,809
Accounts Receivable	949,076	1,039,403	431,930
Inventory, Net	129,751	71,049	104,097
Prepaid Expenses	10,000	18,621	-
Total Current Assets	1,150,472	1,245,911	563,836

Property and Equipment, Net	164,430	225,412	301,347
Intangible Assets, Net	232,967	516,958	509,570
Other Assets	56,576	7,269	3,655

Total Assets	$1,604,445	$1,995,550	$1,378,408

Liabilities and Stockholder’s Equity

Current Liabilities
Accounts Payable and Accrued Expenses	$1,280,613	$1,244,526	$475,555
Amount Due to Seller	-	18,000	54,000
Amount Due to Related Party	-	15,982	36,668
Amount Due to Shareholder	100,000	-	-
Revolving Line of Credit	179,533	219,168	223,947
Deferred Revenue	38,442	81,140	62,992
Customer Deposits	28,855	88,116	102,574
Total Current Liabilities	1,627,443	1,666,932	955,736

Stockholder’s Equity
Capital Stock $1.00 par value; authorized 200,000 shares, 7,000 issued and outstanding	7,000	7,000	7,000
Additional Paid In Capital	2,684,311	1,799,311	1,363,000
Accumulated Deficit	(2,714,309)	(1,477,693)	(947,328)
Total Stockholder’s Equity	(22,998)	328,618	422,672

Total Liabilities and Stockholder’s Equity	$1,604,445	$1,995,550	$1,378,408

The accompanying notes are an integral part of these financial statements.

KONATEL, INC.

STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015
	(Unaudited)	(Unaudited)

Revenue	$9,347,836	$6,587,429	$9,741,779	$6,927,630
Cost of Revenue	7,635,917	4,666,034	7,070,796	4,568,083

Gross Profit	1,711,919	1,921,395	2,670,983	2,359,547

Operating Expenses
Payroll and Related	1,902,267	1,442,883	2,067,731	1,843,466
Operating and Maintenance	291,135	63,151	206,519	198,765
Bad Debt	82,808	1,420	106,685	14,122
Utilities and Facilities	146,896	110,742	154,300	180,809
Depreciation and Amortization	350,819	280,342	392,395	374,022
General and Administrative	63,986	69,941	110,142	94,986
Marketing and Advertising	42,752	47,472	56,202	45,462
Taxes and Insurance	45,299	42,931	54,587	75,595
Total Operating Expenses	2,925,962	2,058,882	3,148,561	2,827,227

Other Income (Expense)
Interest Expense, Net	(22,573)	(23,325)	(24,737)	(7,410)
Other Income	-	-	-	7,674
Total Other Income (Expense)	(22,573)	(23,325)	(24,737)	264

Net Loss	$(1,236,616)	$(160,812)	$(502,315)	$(467,416)

The accompanying notes are an integral part of these financial statements.

KONATEL, INC.

STATEMENTS OF CHANGES IN EQUITY

	Capital	Additional	Accumulated
	Stock	Paid-in Capital	Deficit	Total
Balance at January 1, 2015	$7,000	$1,043,000	$(313,502)	$736,498

Capital Contribution		320,000		320,000

Distributions			(166,410)	(166,410)

Net Loss			(467,416)	(467,416)

Balance at December 31, 2015	7,000	1,363,000	(947,328)	422,672

Capital Contribution		250,000		250,000

Paid-in-Capital from Acquisition of CS Agency		186,311		186,311

Distributions			(28,050)	(28,050)

Net Loss			(502,315)	(502,315)

Balance at December 31, 2016	7,000	1,799,311	(1,477,693)	328,618

Capital Contributions		885,000	-	885,000

Net Loss (Unaudited)			(1,236,616)	(1,236,616)

Balance at September 30, 2017 (Unaudited)	$7,000	$2,684,311	$(2,714,309)	$(22,998)

The accompanying notes are an integral part of these financial statements.

KONATEL, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities:
Net Loss	$(1,236,616)	$(160,812)	$(502,315)	$(467,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	350,819	280,342	392,395	374,022

Changes in Operating Assets and Liabilities, net of effects of acquisition:
Accounts Receivable	90,327	(836,699)	(607,473)	(118,195)
Inventory	(58,702)	32,852	33,048	784
Prepaid Expenses	8,621	-	(18,621)	-
Accounts Payable and Accrued Expenses	36,087	592,565	653,162	21,574
Deferred Revenue	(42,698)	19,224	18,148	(10,322)
Customer Deposits	(59,261)	(11,957)	(14,458)	(46,689)
Other Assets	(49,307)	144	(3,614)	1,067
Net cash used in operating activities	(960,730)	(84,341)	(49,728)	(245,175)

Cash Flows from Investing Activities
Capital Expenditures	(5,845)	(3,962)	(21,727)	(9,717)
Net cash used in investing activities	(5,845)	(3,962)	(21,727)	(9,717)

Cash Flows from Financing Activities
(Repayment of) Proceeds From Revolving Lines of Credit, Net	(39,635)	(25,942)	(4,779)	223,947
Advances made by Shareholder	100,000	-	-	-
Repayment of Notes Payable	-	-	-	(90,868)
Repayments of amounts due to Related Party and Seller	(33,983)	(46,686)	(56,687)	(45,198)
Contributions	885,000	250,000	250,000	320,000
Distributions	-	(28,050)	(28,050)	(166,410)
Net cash provided by financing activities	911,382	149,322	160,484	241,471

Net increase (decrease) in cash	(55,193)	61,019	89,029	(13,421)

Cash - Beginning of Period	116,838	27,809	27,809	41,230
Cash - End of Period	$61,645	$88,828	$116,838	$27,809

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$20,078	$19,056	$12,471	$2,520

The accompanying notes are an integral part of these financial statements.

KONATEL, INC.

NOTES TO FINANCIAL STATEMENTS

(All information related to the nine month periods ended September 30, 2017 and 2016 is unaudited.)

NOTE 1- ORGANIZATION

KonaTel, Inc. (the “Company”) is a Nevada Subchapter S-Corporation and was established on October 14, 2014. The Company is a full service cellular products and services provider to individual and business customers in various retail and wholesale markets. The Company, through its network, provides cellular services for customers throughout the entire United States.

Acquisition of CS Agency LLC

Effective November 1, 2016, the Company acquired the assets of CS Agency LLC (the CS Acquisition). The aggregate purchase price amounted to $302,120, which consisted of assumed liabilities of $115,809 and additional liabilities in the amount of $186,311 which were paid by the Company’s stockholder on behalf of CS Agency LLC, represented in these financial statements as additional paid-in capital. In connection with the acquisition, all contract rights held by CS Agency were assigned to the Company. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated as follows:

Total Assets Acquired-Customer List	$302,120

Liabilities assumed
Accounts payable and accrued expenses	(115,809)
Other debts paid-off by the Company’s stockholder	(186,311)

Net Assets Acquired	$-

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared using the accrual basis of accounting.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include the allowance for doubtful receivables, allowance for inventory obsolescence, the estimated useful lives of property and equipment, and customer lists. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and Cash Equivalents include cash on hand and all short-term investments with maturities of three months or less.

Trade Accounts Receivable

The Company accounts for trade receivables based on amounts billed to customers. Past due receivables are determined based on contractual terms. The Company does not accrue interest and does not require collateral on any of its trade receivables.

Allowance for Doubtful Receivables

The allowance for doubtful receivables is determined by management based on customer credit history, specific customer circumstances and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables against the allowance when all attempts to collect the receivable have failed. As of September 30, 2017, December 31, 2016 and 2015, management has determined that no allowance for doubtful receivables is necessary.

Inventory

Inventory consists primarily of the cost of cellular phones and cellular accessories. Inventory is reported at the lower of cost and net realizable value. Cost is determined by the first-in, first-out (“FIFO”) method.

Due to the rapidly changing technology within the industry, inventory is evaluated on a regular basis to determine if any obsolescence exists.  As of September 30, 2017, December 31, 2016 and 2015, the allowance for inventory obsolescence amounted to $11,917, $19,243 and $24,450, respectively.

Property and Equipment

Property and equipment are recorded at cost, and are depreciated on the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the lesser of the lease term or estimated useful life, furniture and fixtures, equipment, and vehicles are depreciated over periods ranging from five to seven (5-7) years, and billing software is depreciated over three (3) years which represents the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred while major replacements and improvements are capitalized. When property and equipment are retired or sold, the cost and applicable accumulated depreciation are removed from the respective accounts and the related gain or loss is recognized.

The Company recognizes impairment losses for long-lived assets whenever changes in circumstances result in the carrying amount of the assets exceeding the sum of the expected future cash flows associated with such assets. Management has concluded that no impairment reserves are required as of September 30, 2017, December 31, 2016 and 2015.

Intangible Assets

Intangible assets consist of customer lists arising from acquisitions which are amortized on a straight line basis over three years, their estimated useful lives.

Customer Deposits

Before entering into a contract with a sub-reseller customer, the Company will require the customer to either secure a formal letter of credit with a bank, or require a certain level of cash collateral deposits from the customer. These collateral requirements are determined by management and may be adjusted upward or downward depending on the volume of business with the sub-reseller customer, or if management’s assessment of credit risk for a sub-reseller customer would change.

The Company held $28,855, $88,116 and $102,574 in collateral deposits from various sub-reseller customers at September 30, 2017, December 31, 2016 and 2015, respectively. Such amounts represent collateral received from the sub-resellers in order to contract with the Company. The related contracts have an option to terminate the contract within a period of less than one year, and accordingly, these collateral deposits are classified as current liabilities in the accompanying balance sheet.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or circumstances indicate that a certain asset may be impaired. Once identified, the amount of the impairment is computed by comparing the carrying value of the assets to the fair value, which is based on the discounted estimated future cash flows.  No impairment charges were recognized for the nine month periods ended September 30, 2017 and 2016 and for the years ended December 31, 2016 and 2015.

Revenue Recognition

Revenue from the sale of the Company’s products is recognized when goods are provided to the customer, title and risk of loss are transferred, pricing is fixed or determinable and collection is reasonably assured.

Revenue from the sale of the Company’s cellular and telecommunication services is recognized when the services have been performed, evidence of an arrangement exists, the fee is fixed and determinable, and collection is probable. Revenue from these services is generally recognized monthly as the services are provided. Such revenue is recognized based on usage, which can vary from month-to-month or at a contractually committed amount, net of credits or other billing adjustments. Advance billings for future service in the form of monthly recurring charges are not recognized as revenue until the service is provided.

Cost of Revenue

Cost of Revenue includes the cost of communication services, equipment and accessories, shipping costs, and commissions of sub-agents.

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code and for Pennsylvania tax purposes to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for federal or state income tax is included in the financial statements. The Company evaluates tax positions taken and determines whether it is more-likely-than-not that the tax position will be sustained upon examination based on the technical merits of the position. Management has reviewed its tax positions regarding state nexus as well as its status as a pass-through entity and has determined there are no such positions that fail to meet the more-likely-than-not criterion.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of receivables, cash, and cash equivalents.

All cash and cash equivalents and restricted cash and cash equivalents are held at high credit financial institutions. These deposits are generally insured under the FDIC’s deposit insurance coverage; however, from time to time the deposit levels may exceed FDIC coverage levels.

The Company also has a concentration of risk with respect to trade receivables from sub-resellers. As of September 30, 2017, December 31, 2016 and 2015, the Company had a significant concentration of receivables due from three major customers (defined as customers whose receivable balances are greater than 10% of total accounts receivable). These customers represented approximately 87% of the total accounts receivable as of September 30, 2017, approximately 70% of total accounts receivable in 2016, and approximately 71% in 2015.

Concentration of Major Customer

A significant amount of the revenue is derived from contracts with major sub-reseller customers.  For the nine months period ended September 30, 2017, the Company had two major sub-reseller customers which amounted to approximately 47% of total revenues. For the nine months ended September 30, 2016, the Company had two major sub-reseller customers which amounted to approximately 63% of total revenues. For the year ended December 31, 2016, the Company had two major customers which amounted to approximately 63% of total revenues. The Company had three major sub-reseller customers which amounted to approximately 57% of total revenues for the year ended December 31, 2015.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following major classifications as of September 30, 2017, December 31, 2016 and 2015:

	2017	2016	2015

Leasehold Improvements	$46,950	$46,950	$46,950
Furniture and Fixtures	87,201	81,355	67,577
Billing Software	217,163	217,163	217,163
Office Equip	89,591	89,591	81,640

	440,905	435,059	413,330

Less: Accumulated Depreciation and Amortization	(276,475)	(209,647)	(111,983)

	$164,430	$225,412	$301,347

Depreciation and amortization expense amounted to $66,828 and $71,882 for the nine month periods ended September 30, 2017 and 2016, respectively. Depreciation and amortization expense amounted to $97,664 and $96,074 for the years ended December 31, 2016 and 2015, respectively. Depreciation and amortization expense are included as a component of operating expenses in the accompanying statements of operations.

NOTE 4 – INTANGIBLE ASSETS

Intangible Assets consist of customer lists that were acquired through acquisitions:

	2017	2016	2015

Customer Lists	$1,135,961	$1,135,961	$833,842
Less: Accumulated Amortization	(902,994)	(619,003)	(324,272)
	$232,967	$516,958	$509,570

Amortization expense amounted to $283,991 and $208,461 for the nine month periods ended September 30, 2017 and 2016 respectively.  Amortization expense amounted to $294,731 and $277,947 for the years ended December 31, 2016 and 2015, respectively. Amortization expense is included as a component of operating expenses in the accompanying statements of operations.

NOTE 5 - LINES OF CREDIT

The Company has three lines of credit with a bank which provide aggregate maximum borrowing availability of $1,050,000 as of September 30, 2017, December 31, 2016 and 2015. The lines of credit are payable on demand and bear interest at a variable rate with a floor set at 5.25%. Outstanding advances under these line of credit arrangements amounted to $179,533, $219,168 and $223,947 as of September 30, 2017, December 31, 2016 and 2015, respectively.  The lines of credit mature in April 2018.

The lines are secured by the general assets of the Company and aggregate amounts drawn under the line of credit may be limited to a borrowing base, as defined. The lines of credit contain provisions which require the Company to maintain certain covenants including the maintenance of a debt service coverage ratio of 1.20X, as defined in the agreement. The revolving lines of credit are guaranteed by an officer of the Company.

NOTE 6 - OPERATING LEASES

The Company leases property under non-cancelable operating leases with terms in excess of one year. The current property lease in excess of one year expires April 30, 2019. Future minimum lease payments over the next three years under the terms of these operating leases are as follows:

Period Ended September 30,
2018	$66,099
2019	38,558

The Company also leases an office space on a month-to-month basis.  Total lease expense for the nine month periods ended September 30, 2017 and 2016 amounted to $112,203 and $80,094, respectively. Total lease expense for the years ended December 31, 2016 and 2015 amounted to $124,638 and $147,655, respectively.

NOTE 7 – AMOUNT DUE TO SHAREHOLDER

During 2017, the Company’s shareholder advanced $100,000. The amount advanced was used for working capital purposes and bears no interest and does not have a maturity date.

NOTE 8 - RELATED PARTY TRANSACTIONS

Transactions with JBS Holdings Inc.

As of December 31, 2016 and 2015, amounts payable to JBS Holdings Inc. amounted to $15,892 and $36,668, respectively.  This amount was part of the liabilities assumed when an entity was acquired in 2014. A Company officer partly owns JBS Holding, Inc. This was fully paid as of September 2017.

NOTE 9 - RETIREMENT PLAN

The Company sponsors a 401(k) profit sharing plan for its employees, whereby participants may contribute through salary deductions as defined, not to exceed certain IRS limits. The plan also provides for an employer matching contribution and also discretionary employer contributions. The Company contributed to the employees $52,838 and $45,823 for the nine month periods ended September 30, 2017 and 2016, respectively. The Company contributed $63,553 and $57,103 for the years ended December 31, 2016 and 2015, respectively.

NOTE 10 - CONTINGENCIES AND COMMITMENTS

Litigation

From time to time, the Company may be subject to legal proceedings and claims which arise in the ordinary course of business. The Company is also a party to litigation which arose from the Coast Acquisition. In the opinion of management, the ultimate outcome of claims and litigation will not have a material adverse effect on the Company’s financial position.

Contract Contingency

The Company has the normal obligation for the completion of its cellular provider contracts in accordance with the appropriate standards of the industry and that may be provided in the contractual agreements.

Letters of Credit

The Company maintains irrevocable standby letter of credit arrangements with certain cellular carriers in the aggregate amount of $593,000. The letters of credit serve as collateral and security for various resale contracts the Company has with their suppliers. The letters of credit are unused as of September 30, 2017, December 31, 2016 and 2015.

Gross Receipts Filing

The Company has not filed the annual return required for gross receipts tax in New York for 2015 and 2016 and in Pennsylvania for 2016. The Company accrued $30,369 and $30,164 as of December 31, 2016 and 2015, respectively. The Company accrued $41,111 as of September 30, 2017.  The interest and penalties are not significant.

NOTE 11 – AMOUNT DUE TO SELLER

As of December 31, 2016 and 2015, the Company owed $18,000 and $54,000, respectively, to a seller of an entity which was acquired in 2014.  This was fully paid as of September 2017.

NOTE 12 – SEGMENT REPORTING

The Company operates within two reportable segments.  The Company’s management evaluates performance and allocates resources based on the profit or loss from operations.  The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.  Because the Company is a service business with very few physical assets, Management does not use total assets by segment to make decisions regarding operations; therefore the total assets disclosure by segment has not been included.

The Company’s reportable segments consist of a Wholesale unit and a Retail unit.  The Wholesale unit purchases bulk rate services at a discounted cost.  The Wholesale unit then sells to providers that provide services to the end-user.  The Retail unit provides these same services to the end-user.

The Wholesale unit had 24 customers and 23 customers for the years ended December 31, 2016 and 2015, respectively. The Wholesale unit had 24 customers for each of the nine month periods ended September 30, 2017 and 2016. The Retail Unit had an average lines/customers of 6,576 and 4,584 for the years ended December 31, 2016 and 2015, respectively. The Retail Unit had an average lines/customers of 9,271 and 7,035 for the nine month periods ended September 30, 2017 and 2016, respectively. The Gross Profit per line for Wholesale was $1.77 and $1.91 for the nine month periods ended September 30, 2017 and 2016, respectively. The Gross Profit per line for Wholesale was $2.25 and $2.46 for the years ended December 31, 2016 and 2015, respectively. The Gross Profit per line for Retail was $9.52 and $17.25 for the nine month periods ended September 30, 2017 and 2016, respectively. The Gross Profit per line for Retail was $16.84 and $23.56 for the years ended December 31, 2016 and 2015, respectively.

The following table reflects the result of operations of the Company’s reportable segments:

	Wholesale	Retail	Total

For the Nine Months Ended September 30, 2017
Revenue	$6,054,754	$3,293,082	$9,347,836

Operating Loss	$(471,270)	$(765,346)	$(1,236,616)

Depreciation and amortization	$133,696	$217,123	$350,819
Additions to property and equipment	$-	$5,845	$5,845

For the Year Ended December 31, 2016
Revenue	$6,075,797	$3,665,982	$9,741,779

Operating Loss	$(252,475)	$(249,840)	$(502,315)

Depreciation and amortization	$197,227	$195,168	$392,395
Additions to property and equipment	$-	$21,727	$21,727

For the Nine Months Ended September 30, 2016
Revenue	$3,869,001	$2,718,428	$6,587,429

Operating Loss	$(69,395)	$(91,417)	$(160,812)

Depreciation and amortization	$120,975	$159,367	$280,342
Additions to property and equipment	$-	$3,962	$3,962

For the Year Ended December 31, 2015
Sales	$3,258,409	$3,669,221	$6,927,630

Operating Loss	$(215,431)	$(251,985)	$(467,416)

Depreciation and amortization	$172,386	$201,636	$374,022
Additions to property and equipment	$-	$9,717	$9,717

NOTE 13 – MERGER

On November 15, 2017, the Company entered into a merger agreement with Dala Petroleum Corp., a Delaware corporation, which closed on December 18, 2017. At the time of closing, the Company’s S Corporation Election was terminated.

NOTE 14 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 16, 2018, the date the financial statements were available to be issued.

Item 9.01(b)

Pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the combined financial statements after giving effect to the merger. The Unaudited Pro Forma Condensed Combined Financial Statements do reflect adjustments to reflect a purchase price allocation. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with KonaTel, Inc., Nevada historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017 and DALA’s historical consolidated financial statements and accompanying notes as of and for the fiscal year ended September 30, 2017.

The Unaudited Pro Forma Condensed Combined Statements of Income give effect to the merger as if it had been consummated beginning September 30, 2017, the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes the merger had been consummated as of September 30, 2017. The following unaudited pro forma of the condensed combined financial information may require additional pro forma adjustments including, but not limited to, acquisition accounting adjustments. Information necessary to make adjustments for acquisition accounting is estimates. Such adjustments may be material to the currently presented pro forma financial information.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the merger been completed on the dates used to prepare these pro forma financial statements. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project the future financial position or results of operations of the merged companies.

These Unaudited Pro Forma Condensed Combined Financial Statements do give effect to any anticipated purchase price allocations, synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies. Costs for planning for the integration will be incurred prior to the effective time of the merger, and a substantial portion of the remainder of these costs will be incurred over the year following the merger. In general, these costs will be recorded as expenses when incurred and are non-recurring.

Dala Petroleum Corp. assets and liabilities are recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information, and are subject to revision based on final, determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired. The adjustment reflects a gain on bargain purchase of $126,033.

KONATEL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of SEPTEMBER 30, 2017

	Dala Petroleum Corp.	KonaTel Nevada	Combined Historical	Proforma Adjustments	Combined Proforma
	Audited	Unaudited

Assets

Current Assets
Cash and Cash Equivalents	$-	$61,645	$61,645	$-	$61,645
Accounts Receivable	-	949,076	949,076	-	949,076
Inventory, Net	-	129,751	129,751	-	129,751
Prepaid Expenses	-	10,000	10,000	-	10,000
Total Current Assets	-	1,150,472	1,150,472	-	1,150,472

Property and Equipment, Net	-	164,430	164,430	-	164,430
Oil and natural gas properties, at, cost, using the full cost method of accounting
Unproved	171,000	-	171,000	-	171,000
Intangible Assets, Net	-	232,967	232,967	-	232,967
Other Assets	-	56,576	56,576	-	56,576

Total Assets	$171,000	$1,604,445	$1,775,445	$-	$1,775,445

Liabilities and Stockholder’s Equity

Current Liabilities
Accounts Payable and Accrued Expenses	$28,420	$1,280,613	$1,309,033	$-	$1,309,033
Amount Due to Seller	-	-	-	-	-
Amount Due to Related Party	15,127	-	15,127	-	15,127
Amount Due to Shareholder	-	100,000	100,000	-	100,000
Revolving Line of Credit	-	179,533	179,533	-	179,533
Deferred Revenue	-	38,442	38,442	-	38,442
Customer Deposits	-	28,855	28,855	-	28,855
Total Current Liabilities	43,547	1,627,443	1,670,990	-	1,670,990

Stockholder’s Equity (Deficit)
Common and Capital Stock	13,692	7,000	20,692	6,500	27,192
Additional Paid In Capital	3,232,535	2,684,311	5,916,846	(3,125,274)	2,791,572
Accumulated Deficit	(3,118,774)	(2,714,309)	(5,833,083)	3,118,774	(2,714,309)
Total Stockholder’s Equity	127,453	(22,998)	104,455	-	104,455

Total Liabilities and Stockholder’s Equity	$171,000	$1,604,445	$1,775,445	$-	$1,775,445

KONATEL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Periods Ended SEPTEMBER 30, 2017

	Dala Petroleum Corp.	KonaTel Nevada	Combined Historical	Proforma Adjustments	Combined Proforma
	Audited	Unaudited
	Fiscal Year Ended September 30, 2017	Twelve Months Ended September 30, 2017

Revenue	$-	$12,502,186	$12,502,186	$-	$12,502,186
Cost of Revenue	-	10,040,679	10,040,679	-	10,040,679
Gross Profit	-	2,461,507	2,461,507	-	2,461,507

Operating expenses:
General and administrative	126,853	4,015,641	4,142,494	-	4,142,494
Total costs and expenses	126,853	4,015,641	4,142,494	-	4,142,494

Other income (expense)
Gain on settlement of debt	4,912	-	4,912	-	4,912
Gain on bargain purchase	-	-	-	126,033	126,033
Interest expense	(18,841)	(23,985)	(42,826)	-	(42,826)
Total non-operating expenses	(13,929)	(23,985)	(37,914)	126,033	88,119

Net loss	(140,782)	(1,578,119)	(1,718,901)	126,033	(1,592,868)
Dividend on preferred stock	(62,758)	-	(62,758)	-	(62,758)
Net loss attributable to common stock	$(203,540)	$(1,578,119)	$(1,781,659)	$126,033	$(1,655,626)

Net loss per share - basic and diluted	$(0.04)				$(0.06)

Weighted average number of shares outstanding - basic and diluted	5,075,536				27,192,286

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The effective date of the merger is assumed to be September 30, 2017 for purposes of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2017. The effective date of the merger is assumed to be the beginning of September 30, 2017 for purposes of preparing the Unaudited Pro Forma Condensed Combined Statements of Operations. These unaudited pro forma condensed combined financial statements may require additional pro forma adjustments including, but not limited to, acquisition accounting adjustments. Such additional pro forma adjustments may be material to the currently presented pro forma financial statements.

Pro Forma Adjustments

 (a) Common Stock

The pro forma adjustment to Common Stock on the Unaudited Pro Forma Balance Sheet as of September 30, 2017 reflects the recapitalization of the consideration given in equity.  The pro forma adjustment to Common Stock on the Unaudited Pro Forma Balance Sheet as of September 30, 2017 reflects the issuance of 13,500,000 shares of $.001 per value stock.

 (b) Additional Paid in Capital

The pro forma adjustment to Additional Paid in Capital on the Unaudited Pro Forma Balance Sheet as of September 30, 2017 reflects the recapitalization of the consideration given in equity.

 (c) Retained Earnings

The pro forma adjustment to retained earnings on the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2017 reflects the net effect of all pro forma adjustments on the Unaudited Pro Forma Condensed Combined Statements of Income.

 (d) Gain on bargain purchase

The pro forma adjustment to Gain on bargain purchase reflects the gain on the consideration given in equity.

Item 9.01(c)

Shell company transactions.

Not applicable.

Item 9.01(d)

Exhibits incorporated by reference:

10-K Annual Report for the fiscal year ended September 30, 2017, filed with the SEC on February 1, 2018.

Exhibit 3(i)

Amended and Restated Certificate of Incorporation

Exhibit 3(ii)

Amended and Restated Bylaws

Exhibit 14

Code of Ethics

8-KA-1 Current Report dated November 15, 2017, filed with the SEC on December 20, 2017.

Agreement and Plan of Merger

Articles of Merger

Amended and Restated Articles of Incorporation

Amended and Restated Bylaws

Shareholder Voting Agreement

Charles L. Schneider, Jr. Stock Option Cancellation Agreement

D. Sean McEwen Employment Agreement

Charles L. Schneider, Jr. Employment Agreement

J. William Riner Employment Agreement

Form of Incentive Stock Option Agreement

Form of Lock-Up/Leak-Out Agreement

Code of Ethics

Shareholder Post Card

8-K Current Report dated November 15, 2017, filed with the SEC on November 17, 2017.

Agreement and Plan of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONATEL, INC.

Date: April 17, 2018	By:	/s/ D. Sean McEwen
D. Sean McEwen
President, Chairman, Chief Executive Officer and Director